SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       Current Report
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

              Date of Report: November 1, 1999
    (Date of Earliest Event Reported:  October 25, 1999)

                SOUTHERN NATURAL GAS COMPANY
   (Exact Name of Registrant as Specified in the Charter)

                          Delaware
       (State or Other Jurisdiction of Incorporation)

         1-2745                            63-0196650
(Commission File Number)      (I.R.S. Employer Identification No.)

                  El Paso Energy Building
                  1001 Louisiana Street
                      Houston, Texas
                          77002
           (Address of Principal Executive Offices)
                        (Zip Code)

                       (713) 420-2131
    (Registrant's Telephone Number, Including Area Code)

                    AmSouth - Sonat Tower
                  Birmingham, Alabama 35203
       (former address, if changed since last report)

Item 1.   Changes in Control of Registrant

     On October 25, 1999, Southern Natural Gas Company ("SNG"), a wholly owned subsidiary of Sonat Inc. ("Sonat") became a direct subsidiary of El Paso Energy Corporation ("El Paso Energy") as a result of the merger described below involving Sonat and El Paso Energy.

     On October 25, 1999, Sonat merged with and into El Paso Energy, with El Paso Energy continuing as the surviving corporation of the merger. The merger was effected in accordance with the Second Amended and Restated Agreement and Plan of Merger dated as of March 13, 1999 (the "Merger Agreement"), by and between El Paso Energy and Sonat, which Merger Agreement is incorporated herein by reference.

     The consideration paid by El Paso Energy in the merger consisted of:

  * the issuance of approximately 110 million shares of common stock of El Paso Energy to Sonat's then existing common stockholders valued at approximately $4.5 billion, based on a closing price per share of common stock on the New York Stock Exchange of $41.00 on October 25, 1999.

  * the retention after the merger of approximately $2.3 billion of debt of Sonat.

The number of shares of El Paso Energy's common stock issued in the merger to stockholders of Sonat was determined pursuant to the agreement set forth in the Merger Agreement. In the merger, a holder of Sonat's common stock received one share of El Paso Energy common stock, accompanied by one preferred stock purchase right issued under El Paso Energy's existing shareholder rights plan, for each share of Sonat common stock. In addition, at the merger date outstanding options to purchase approximately 5 million shares of Sonat common stock were converted, one for one, into stock options for El Paso Energy common stock. As a result of the merger, El Paso Energy owns 100 percent of the common equity of Sonat.

     El Paso Energy currently is engaged in a comprehensive review of the business and operations of Sonat. Following the completion of such review, El Paso Energy intends to integrate, for the most part, the operations of Sonat with those of El Paso Energy to increase operating and administrative efficiency through consolidation and reengineering of facilities, workforce reductions and coordination of purchasing, sales and marketing activities.

     The directors and executive officers of SNG upon consummation of the merger are as follows:

     Name               Age       Position
     ----               ---       ---------

William A. Wise          54   Chairman of the Board and Director
James C. Yardley         48   President and Director
H. Brent Austin          45   Executive Vice President, Chief
                              Financial Officer and Director
James J. Cleary          44   Executive Vice President
John W. Somerhalder II   43   Executive Vice President and Director
Joel Richards III        52   Executive Vice President
Britton White Jr.        56   Executive Vice President, Law

Executive Officers and Directors

     WILLIAM A. WISE - Upon consummation of the merger, Mr. Wise became Chairman of the Board and a Director of SNG.
Mr. Wise has been Chairman of the Board of El Paso Energy since January 1994 and the President and Chief Executive Officer of El Paso Energy since January 1990. He was President and Chief Operating Officer of El Paso Energy from April 1989 to December 1989. From March 1987 until April 1989, Mr. Wise was an Executive Vice President of El Paso Energy. From January 1984 to February 1987, he was a Senior Vice President of El Paso Energy. He is a member of the Board of Directors of Battle Mountain Gold Company.

     JAMES C. YARDLEY - Mr. Yardley was elected President of SNG effective May 1, 1998 and will continue in that capacity
upon consummation of the merger.   Mr. Yardley has been a
Director of SNG since April 1994. He was Vice President of SNG from January 1990 to May 1998. From June 1992 to April 1994, Mr. Yardley was President of Sonat Ventures, Inc. Prior to January 1990, Mr. Yardley held various positions at Sonat and its subsidiaries.

     H. BRENT AUSTIN - Upon consummation of the merger, Mr.
Austin became the Executive Vice President, Chief Financial
Officer and a Director of SNG. Mr. Austin has been Executive Vice President of El Paso Energy since May 1995 and he has been Chief Financial Officer of El Paso Energy since April 1992. He was Senior Vice President of El Paso
Energy from April 1992 to April 1995.  He was Vice
President, Planning and Treasurer of Burlington Resources,
Inc. ("BR") from November 1990 to March 1992 and Assistant
Vice President, Planning of BR from January 1989 to October
1990.

     JAMES J. CLEARY - Mr. Cleary was elected Executive Vice President of SNG in May 1998, and will continue in that capacity upon consummation of the merger. Mr. Cleary was also General Counsel of SNG from July 1997 to October 25, 1999. He was Vice President and Associate General Counsel of SNG from April 1991 to June 1997. Prior to April 1991 Mr. Cleary held various positions within subsidiaries of Sonat.

     JOHN W. SOMERHALDER II - Upon consummation of the merger, Mr. Somerhalder became Executive Vice President and Director of SNG. Mr. Somerhalder has been President of Tennessee Gas Pipeline Company since December 1996. He was President of El Paso Energy Resources Company from April 1996 to December 1996 and Senior Vice President of El Paso Energy from August 1992 to April 1996. From January 1990 to July 1992, he was Vice President of El Paso Energy.

     JOEL RICHARDS III - Upon consummation of the merger, Mr. Richards became an Executive Vice President of SNG. Mr. Richards has been Executive Vice President of El Paso Energy since December 1996. From January 1991 until December 1996, he was Senior Vice President of El Paso Energy. He was Vice President from June 1990 to December 1990. He was Senior Vice President, Finance and Human Resources of Meridian Minerals Company, a wholly owned subsidiary of BR, from October 1988 to June 1990.

     BRITTON WHITE JR. - Upon consummation of the merger, Mr. White became an Executive Vice President, Law of SNG. Mr. White has been Executive Vice President of El Paso Energy since December 1996 and General Counsel of El Paso Energy since March 1991. He was Senior Vice President of El Paso Energy from March 1991 until December 1996. From March 1991 to April 1992, he was also Corporate Secretary of El Paso Energy. For more than five years prior to that time, Mr. White was a partner in the law firm of Holland & Hart.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

         2.   Second Amended and Restated Agreement and
            Plan of Merger dated as of March 13, 1999, by and between El Paso Energy Corporation and
            Sonat Inc. (incorporated by reference to Annex
            A of the Joint Proxy Statement/Prospectus of El
            Paso Energy and Sonat included in El Paso
            Energy's Registration Statement on Form S-4, file no. 333-75701).


     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOUTHERN NATURAL GAS COMPANY

                             By:   /s/ Jeffrey I. Beason
                                   ----------------------
November 1, 1999                       Jeffrey I. Beason
                                    Senior Vice President
                                    and Controller